                                                                    Exhibit 4(a)

================================================================================

                              AMENDED AND RESTATED

                       LIMITED LIABILITY COMPANY AGREEMENT


                                       of


                              DELPHI FUNDING L.L.C.


                                      among


                          DELPHI FINANCIAL GROUP, INC.,
                               as Managing Member,


                          CHESTNUT INVESTORS III, INC.,
                              as Resigning Member,


                                       and


               THE HOLDERS OF CAPITAL SECURITIES DESCRIBED HEREIN,
                                   as Members


                           Dated as of March 25, 1997



================================================================================

                                TABLE OF CONTENTS
                                                                                          Page
ARTICLE I

                                  DEFINED TERMS
         SECTION 1.1  Definitions. ........................................................  1

ARTICLE II

                           CONTINUATION OF THE COMPANY
         SECTION 2.1  Continuation.........................................................  8
         SECTION 2.2  Name. ...............................................................  8
         SECTION 2.3  Term.................................................................  9
         SECTION 2.4  Registered Office....................................................  9
         SECTION 2.5  Registered Agent.....................................................  9
         SECTION 2.6  Principal Office.....................................................  9
         SECTION 2.7  Treatment as Partnership.............................................  9
         SECTION 2.8  Allocation of Profits and Losses.....................................  9
         SECTION 2.9  Assets of Company.................................................... 10
         SECTION 2.10  Initial Contribution of Company Property; Organizational Expenses... 10
         SECTION 2.11  Issuance of the Capital Securities.................................. 10
         SECTION 2.12  Issuance of the Common Securities; Subscription and Purchase of
         Debentures........................................................................ 10
         SECTION 2.13  Purpose............................................................. 10
         SECTION 2.14  Management and Control; Authorization to Enter into Certain
         Transactions...................................................................... 11
         SECTION 2.15  Members............................................................. 13

ARTICLE III

                                 PAYMENT ACCOUNT
         SECTION 3.1  Payment Account...................................................... 14

ARTICLE IV

                            DISTRIBUTIONS; REDEMPTION
         SECTION 4.1  Distributions........................................................ 15
         SECTION 4.2  Redemption........................................................... 16
         SECTION 4.3  Subordination of Common Securities................................... 18
         SECTION 4.4  Payment Procedures................................................... 19
         SECTION 4.5  Tax Returns and Reports.............................................. 19
         SECTION 4.6  Payment of Taxes, Duties, Etc. of the Company........................ 19
         SECTION 4.7  Payments under Indenture or Pursuant to Direct Actions............... 19


                                            i

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
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                                                                                          Page
ARTICLE V

                           LLC SECURITIES CERTIFICATES
         SECTION 5.1  Initial Membership; Resignation of Chestnut.......................... 20
         SECTION 5.2  The LLC Securities Certificates...................................... 20
         SECTION 5.3  Execution and Delivery of LLC Securities Certificates................ 20
         SECTION 5.4  Registration of Transfer and Exchange of Capital Securities
         Certificates...................................................................... 20
         SECTION 5.5  Mutilated, Destroyed, Lost or Stolen LLC Securities Certificates..... 21
         SECTION 5.6  Persons Deemed Securityholders....................................... 22
         SECTION 5.7  Access to List of Securityholders' Names and Addresses............... 22
         SECTION 5.8  Maintenance of Office or Agency. .................................... 22
         SECTION 5.9  Appointment of Paying Agent.......................................... 22
         SECTION 5.10  Ownership of Common Securities by Group............................. 23
         SECTION 5.11  Book-Entry Capital Securities Certificates; Common Securities
         Certificate....................................................................... 23
         SECTION 5.12  Notices to Clearing Agency.......................................... 24
         SECTION 5.13  Definitive Capital Securities Certificates. ........................ 24
         SECTION 5.14  Rights of Securityholders........................................... 25
         SECTION 5.15  CUSIP Numbers....................................................... 27

ARTICLE VI

                    ACTS OF SECURITYHOLDERS; MEETINGS; VOTING
         SECTION 6.1  Limitations on Voting Rights......................................... 28
         SECTION 6.2  Notice of Meetings................................................... 29
         SECTION 6.3  Meetings of Capital Securityholders.................................. 29
         SECTION 6.4  Voting Rights........................................................ 29
         SECTION 6.5  Proxies, etc......................................................... 29
         SECTION 6.6  Securityholder Action by Written Consent............................. 30
         SECTION 6.7  Record Date for Voting and Other Purposes............................ 30
         SECTION 6.8  Acts of Securityholders.............................................. 30

ARTICLE VII

                       DISSOLUTION, LIQUIDATION AND MERGER
         SECTION 7.1  Dissolution Upon Expiration Date..................................... 31
         SECTION 7.2  Early Dissolution.................................................... 31
         SECTION 7.3  Termination.......................................................... 32
         SECTION 7.4  Liquidation.......................................................... 32
         SECTION 7.5  Mergers, Consolidations, Amalgamations or Replacements of the
         Company........................................................................... 34



                                            ii

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
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                                                                                          Page
ARTICLE VIII

                                BOOKS AND RECORDS
         SECTION 8.1  Books and Records; Accounting........................................ 35
         SECTION 8.2  Financial Statements................................................. 35
         SECTION 8.3  Fiscal Year.......................................................... 35
         SECTION 8.4  Inspection of Records................................................ 35

ARTICLE IX

                            MISCELLANEOUS PROVISIONS
         SECTION 9.1  Limitation of Rights of Securityholders.............................. 35
         SECTION 9.2  Liability of the Common Securityholder............................... 36
         SECTION 9.3   Amendment........................................................... 36
         SECTION 9.4  Separability......................................................... 37
         SECTION 9.5  Governing Law........................................................ 37
         SECTION 9.6  Payments Due on Non-Business Day..................................... 37
         SECTION 9.7  Successors........................................................... 37
         SECTION 9.8  Headings............................................................. 38
         SECTION 9.9  Reports, Notices and Demands......................................... 38
         SECTION 9.10  Acceptance of Terms of Agreement, Guarantee and Indenture........... 38
         SECTION 9.11  Counterparts........................................................ 39

     AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT of Delphi Funding L.L.C. (the "Company"), dated as of March 1, 1997 (this "Agreement"), among Delphi Financial Group, Inc., a Delaware corporation ("Group"), Chestnut Investors III, Inc., a Delaware corporation ("Chestnut"), and the Holders of Capital Securities (as hereinafter defined), as members.

                                   WITNESSETH:

     WHEREAS, Group and Chestnut have heretofore duly formed a limited liability company pursuant to the Delaware Act (as defined below) by the entering into a certain Limited Liability Company Agreement, dated as of March 28, 1994 (the "Original LLC Agreement"), and by the execution and filing with the Secretary of State of the State of Delaware of the Certificate of Formation, filed on [March 28, 1994] (the "Certificate of Formation"), attached as parts of Exhibit A; and

     WHEREAS, Group and Chestnut desire to continue the Company as a limited liability company pursuant to the Delaware Act and amend and restate the Original LLC Agreement in its entirety as set forth herein to provide for, among other things, (i) the issuance of the Common Securities by the Company to Group,
(ii) the issuance and sale of the Capital Securities by the Company pursuant to the Underwriting Agreement, (iii) the acquisition by the Company from Group of all of the right, title and interest in the Debentures and (iv) the resignation of Chestnut as a member of the Company;

     NOW THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, each party, for the benefit of the other parties and for the benefit of the Securityholders, hereby amends and restates the Original LLC Agreement in its entirety and agrees as follows:


                                    ARTICLE I

                                  DEFINED TERMS

     SECTION 1.1 Definitions.

     For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

     (a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

     (b) unless the context otherwise requires, any reference to an "Article" or a "Section" refers to an Article or a Section, as the case may be, of this Agreement; and

     (c) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.

     "Act" has the meaning specified in Section 6.8.

     "Additional Amount" means, with respect to LLC Securities of a given Liquidation Amount and/or a given period, the amount of Additional Interest (as defined in the Indenture) paid by Group on a Like Amount of Debentures for such period.

     "Additional Sums" has the meaning specified in [Section 10.6] of the Indenture.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Agreement" means this Amended and Restated Limited Liability Company Agreement, as the same may be modified, amended or supplemented in accordance with the applicable provisions hereof, including all exhibits hereto.

     "Authentication Agent" means Wilmington Trust Company, a Delaware banking corporation, as transfer agent for the Company (or any successor transfer agent for the Company approved by it in writing).

     "Bankruptcy Event" means, with respect to any Person:

     (a) the entry of a decree or order by a court having jurisdiction in the premises judging such Person a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjudication or composition of or in respect of such Person under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of such Person or of any substantial part of its property or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

     (b) the institution by such Person of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or similar official) of such Person or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due and its willingness to be adjudicated a bankrupt, or the taking of corporate action by such Person in furtherance of any such action.

     "Book-Entry Capital Securities" means a beneficial interest in the Capital Securities Certificates, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 5.11.

     "Book-Entry Capital Securities Certificates" means the Capital Securities Certificates representing Book-Entry Capital Securities.

     "Business Day" means a day other than (a) a Saturday or Sunday, (b) a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed, or (c) a day on which Group or the Corporate Trust Office of the Debenture Trustee is closed for business.

     "Capital Securities Certificate" means a certificate evidencing ownership of Capital Securities, substantially in the form attached as Exhibit B.

     "Capital Security" means a limited liability company interest in the Company, having a Liquidation Amount of $1,000 and having the rights provided therefor in this Agreement, including the right to receive Distributions and a Liquidation Distribution as provided herein.

     "Certificate Depository Agreement" means the agreement among the Company, Group and The Depository Trust Company, as the initial Clearing Agency, dated on or prior to the Closing Date, relating to the LLC Securities Certificates, substantially in the form attached as Exhibit C, as the same may be amended and supplemented from time to time.

     "Certificate of Formation" has the meaning specified in the recitals hereof, as such may be amended from time to time.

     "Clearing Agency" means an organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. The Depository Trust Company will be the initial Clearing Agency.

     "Clearing Agency Participant" means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

     "Closing Date" means ________ __, 1997.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, as amended, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it, then the body performing such duties at such time.

     "Common Securities Certificate" means a certificate evidencing ownership of Common Securities, substantially in the form attached as Exhibit D.

     "Common Security" means a common limited liability company interest in the Company having a Liquidation Amount of $1,000 and having the rights provided therefor in this Agreement, including the right to receive Distributions and a Liquidation Distribution as provided herein.

     "Company" means the Delaware limited liability company continued hereby and identified on the cover page to this Agreement.

     "Company Property" means (a) the Debentures, (b) any cash on deposit in, or owing to, the Payment Account and (c) all proceeds and rights in respect of the foregoing.

     "Corporate Trust Office" means, with respect to the Debenture Trustee, the principal office of the Debenture Trustee located in New York, New York.

     "Debenture Event of Default" means an "Event of Default" as defined in the Indenture.

     "Debenture Maturity Date" means the date specified pursuant to the terms of the Debentures as the date on which the principal of the Debentures is due and payable, as such date may be shortened pursuant to the terms of the Debentures.

     "Debenture Redemption Date" means, with respect to any Debentures to be redeemed under the Indenture, the date fixed for redemption under the Indenture.

     "Debenture Trustee" means Wilmington Trust Company, a Delaware banking corporation, as trustee under the Indenture, and any successor trustee appointed as provided therein.

     "Debentures" means the $103,093,000 aggregate principal amount of Group's ___% Junior Subordinated Deferrable Interest Debentures, Series A, issued pursuant to the Indenture.

     "Definitive Capital Securities Certificates" means either or both (as the context requires) of (a) Capital Securities Certificates issued as Book-Entry Capital Securities Certificates as provided in Section 5.11(a) and (b) Capital Securities Certificates issued in certificated, fully registered form as provided in Section 5.13.

     "Delaware Act" means the Delaware Limited Liability Company Act, Chapter 18 of Title 6 of the Delaware Code, 6 Del. C. 18-101, et seq., as it may be amended from time to time.

     "Distribution Date" has the meaning specified in Section 4.1(a).

     "Distributions" means amounts payable in respect of the LLC Securities as provided in Section 4.1.

     "Early Dissolution Event" has the meaning specified in Section 7.2.

     "Event of Default" means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

     (a) the occurrence of a Debenture Event of Default; or

     (b) default by the Company in the payment of any Distribution when it becomes due and payable, and continuation of such default for a period of 30 days; or

     (c) default by the Company in the payment of any Redemption Price of any LLC Security when it becomes due and payable; or

     (d) default in the performance, or breach, in any material respect, of any covenant or warranty of the Managing Member in this Agreement (other than a covenant or warranty a default in the performance of which or the breach of which is dealt with in clause (b) or (c) above), and the continuation of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to the defaulting Managing Member by the holder of at least 25% in aggregate Liquidation Amount of the outstanding Capital Securities, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" under this Agreement; or

     (e) the occurrence of a Bankruptcy Event with respect to the Managing
Member.

     "Expiration Date" has the meaning specified in Section 7.1.

     "Guarantee" means the Guarantee Agreement executed and delivered by Group and Wilmington Trust Company, a Delaware banking corporation, as trustee, contemporaneously with the execution and delivery of this Agreement, for the benefit of the Holders of the LLC Securities, as amended from time to time.

     "Group" has the meaning specified in the preamble to this Agreement.

     "Indenture" means the Subordinated Indenture, dated as of March 1, 1997, between Group and the Debenture Trustee, as trustee, as amended or supplemented from time to time.

     "Lien" means any lien, pledge, charge, encumbrance, mortgage, deed of trust, adverse ownership interest, hypothecation, assignment, security interest or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever.

     "Like Amount" means (a) with respect to a redemption of LLC Securities, LLC Securities having a Liquidation Amount equal to the principal amount of Debentures to be contemporaneously redeemed, or which will contemporaneously mature, the proceeds of which will be used to pay the Redemption Price of such LLC Securities, and (b) with respect to a distribution of Debentures to Holders of LLC Securities in connection with a dissolution or liquidation of the Company, Debentures having a principal amount equal to the Liquidation Amount of the LLC Securities of the Holder to whom such Debentures are distributed.

     "Liquidation Amount" means the stated amount of $1,000 per LLC Security.

     "Liquidation Date" means the date on which Debentures are to be distributed to Holders of LLC Securities in connection with a dissolution and liquidation of the Company pursuant to Section 7.4(a).

     "Liquidation Distribution" has the meaning specified in Section 7.4(d).

     "LLC Securities Certificate" means any one of the Common Securities Certificates or the Capital Securities Certificates.

     "LLC Security" means any one of the Common Securities or the Capital Securities.

     "Managing Member" means Group, in its capacity as the Member that hold all of the outstanding Common Securities.

     "Member" means any member of the Company under the Delaware Act, which includes the Managing Member and the Holders of Capital Securities from time to time.

     "Opinion of Counsel" means a written opinion of counsel, who may be counsel for, or an employee of, the Company or the Managing Member.

     "Original LLC Agreement" has the meaning specified in the recitals to this Agreement.

     "Outstanding", when used with respect to LLC Securities, means, as of the date of determination, all LLC Securities theretofore executed and delivered under this Agreement, except:

     (a) LLC Securities theretofore cancelled by the Securities Registrar or delivered to the Securities Registrar for cancellation;

     (b) LLC Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Paying Agent for the Holders of such LLC Securities; provided that, if such LLC Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Agreement; and

     (c) LLC Securities which have been paid or in exchange for or in lieu of which other LLC Securities have been executed and delivered pursuant to this Agreement, including pursuant to Sections 5.4, 5.5, 5.11 and 5.13;

provided, however, that in determining whether the Holders of the requisite Liquidation Amount of the Outstanding Capital Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Capital Securities owned by Group or any Affiliate of Group shall be disregarded and deemed not to be Outstanding, except that the foregoing shall not apply at any time when all of the outstanding Capital Securities are owned by Group and/or any such Affiliate. Capital Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Managing Member the pledgee's right so to act with respect to such Capital Securities and that the pledgee is not Group or any Affiliate of Group.

     "Owner" means (i) with respect to the Capital Securities, each Person who is the beneficial owner of a Book-Entry Capital Securities Certificate as reflected in the records of the Clearing Agency or, if a Clearing Agency Participant is not the beneficial owner, then as reflected in the records of a Person maintaining an account with such Clearing Agency (directly or indirectly, in accordance with the rules of such Clearing Agency) and (ii) with respect to the Common Securities, the Holders thereof.

     "Paying Agent" means any paying agent or co-paying agent appointed pursuant to Section 5.9 and shall initially be Wilmington Trust Company, a Delaware banking corporation.

     "Payment Account" means a segregated non-interest-bearing special account maintained by the Company with a commercial bank in the name of the Paying Agent for the benefit of the Securityholders in which all amounts paid in respect of the Debentures will be held and from which the Company, through the Paying Agent, shall make payments to the Securityholders in accordance with Sections
4.1 and 4.2.

     "Person" means any individual, corporation, partnership, joint venture, trust, estate, limited liability company or corporation, unincorporated organization or government or any agency or political subdivision thereof.

     "Redemption Date" means, with respect to any LLC Security to be redeemed, the date fixed for such redemption by or pursuant to this Agreement; provided that each Debenture Redemption Date and the Debenture Maturity Date shall be a Redemption Date for a Like Amount of LLC Securities.

     "Redemption Price" means, with respect to any LLC Security, the Liquidation Amount of such LLC Security, plus accumulated and unpaid Distributions to but excluding the Redemption Date, plus the amount of the premium, if any, paid by Group upon the concurrent redemption of Debentures having a principal amount equal to the Liquidation Amount of such LLC Security.

     "Securities Register" and "Securities Registrar" have the respective meanings specified in Section 5.4.

     "Securityholder" or "Holder" means a Person in whose name a LLC Security or LLC Securities are registered in the Securities Register; provided, however, that in determining whether the Holders of the requisite amount of Capital Securities have voted on any matter provided for in this Agreement, then for the purpose of any such determination, so long as Definitive Capital Securities Certificates have not been issued, the term Securityholders or Holders as used herein shall refer to the Owners.

     "Underwriting Agreement" means the Underwriting Agreement, dated March [20], 1997, and the Pricing Agreement, dated March [20], 1997, collectively, each among the Company, Group and Goldman, Sachs & Co.


                                   ARTICLE II

                           CONTINUATION OF THE COMPANY

     SECTION 2.1 Continuation.

     The Members hereby agree to continue the Company as a limited liability company under and pursuant to the Delaware Act and agree that the rights, duties and liabilities of the Members shall be as provided in the Delaware Act, except as otherwise provided herein.

     SECTION 2.2 Name.

     The name of the Company heretofore formed and continued hereby is "Delphi Funding L.L.C." The business of the Company shall be conducted under such name or, upon compliance with all applicable laws, under such other name or names as the Managing Member may from time to time determine in its sole discretion.

     SECTION 2.3 Term.

     The term of the Company commenced on the date the Certificate of Formation was filed in the office of the Secretary of State of the State of Delaware and shall continue until ________ __, 2027, unless dissolved before such date in accordance with the provisions of this Agreement.

     SECTION 2.4 Registered Office.

     The address of the registered office of the Company in the State of Delaware is c/o Delphi Financial Group, Inc., 1105 North Market Street, Suite 1230, P.O. Box 8985, Wilmington, New Castle County, Delaware 19899.

     SECTION 2.5 Registered Agent.

     The name and address of the registered agent of the Company for service of process on the Company in the State of Delaware is Delphi Financial Group, Inc., 1105 North Market Street, Suite 1230, P.O. Box 8985, Wilmington, New Castle County, Delaware 19899.

     SECTION 2.6 Principal Office.

     The principal office of the Company initially shall be at 1105 North Market Street, Suite 1230, P.O. Box 8985, Wilmington, New Castle County, Delaware 19899. The Managing Member may change the Company's principal office from time to time in its sole discretion; provided that such change has no material adverse effect upon any Member.

     SECTION 2.7 Treatment as Partnership.

     The Members agree that it is intended that the Company shall be treated as a partnership for United States Federal income tax purposes and that this Agreement and all acts of the Members thereof shall, to the fullest extent permitted by the Delaware Act, be interpreted and construed accordingly.

     SECTION 2.8 Allocation of Profits and Losses.

     The profits and losses of the Company (other than the allocation of profits to the Holders of the Capital Securities in amounts equal to the accrued Distributions on such securities) shall be allocated entirely to the Managing Member.

     SECTION 2.9 Assets of Company.

     The assets of the Company shall consist solely of the Company Property.

     SECTION 2.10 Initial Contribution of Company Property; Organizational Expenses.

     The Company acknowledges receipt from Group and Chestnut in connection with the Original LLC Agreement of the sum of $10 each, which constituted the initial Company Property. Group shall pay organizational expenses of the Company as they arise or shall promptly reimburse the Company for any such expenses paid by the Company. Group shall make no claim upon the Company Property for the payment of such expenses.

     SECTION 2.11 Issuance of the Capital Securities.

     As of March __, 1997, the Managing Member, on behalf of the Company and pursuant to the Original LLC Agreement, executed and delivered the Underwriting Agreement. On the Closing Date, the Managing Member, on behalf of the Company, shall execute in accordance with Section 5.2 and deliver to the Underwriters named in the Underwriting Agreement Capital Securities Certificates, registered in the name of the nominee of the initial Clearing Agency, in an aggregate amount of 100,000 Capital Securities having an aggregate Liquidation Amount of $100,000,000, against receipt by the Company of an aggregate purchase price of $100,000,000 plus accrued distributions from March __, 1997 on such Capital Securities.

     SECTION 2.12 Issuance of the Common Securities; Subscription and Purchase of Debentures.

     On the Closing Date, the Managing Member, on behalf of the Company, shall execute in accordance with Section 5.2 and deliver to Group Common Securities Certificates, registered in the name of Group, in an aggregate amount of 3,093 Common Securities having an aggregate Liquidation Amount of $3,093,000 against receipt by the Company of an aggregate purchase price therefor of $3,093,000 plus accrued distributions from March __, 1997 on such Common Securities. Contemporaneously therewith, the Managing Member, on behalf of the Company, shall subscribe to and purchase from Group Debentures, registered in the name of the Company and having an aggregate principal amount equal to $103,093,000, and, in satisfaction of the purchase price plus accrued interest from March __, 1997 for such Debentures, the Company shall deliver to Group the sum of $103,093,000 (being the sum of the amounts delivered pursuant to (i) the second sentence of Section 2.11 and (ii) the first sentence of this Section).

     SECTION 2.13 Purpose.

     The sole purpose of the Company is (a) to issue and sell LLC Securities,
(b) to use the proceeds from such sale to acquire the Debentures and (c) to engage in those activities necessary or incidental thereto. The Company shall not engage in any "financial or insurance business" within the meaning of section 7704(d)(2) of the Code or in any other trade or business.

     SECTION 2.14 Management and Control; Authorization to Enter into Certain Transactions.

     (a) Except as otherwise provided herein, the business and affairs of the Company shall be managed, and all actions required under this Agreement shall be determined, solely and exclusively by the Managing Member, which shall have all rights and powers on behalf and in the name of the Company to perform all acts necessary or desirable to the objects and purposes of the Company. The Managing Member shall conduct the affairs of the Company in accordance with the terms of this Agreement.

     (b) Subject to the limitations set forth in paragraph (c) of this Section, the Managing Member on behalf of the Company shall have the authority to enter into all transactions and agreements determined by the Managing Member to be appropriate in exercising the authority, express or implied, otherwise granted to them under this Agreement, and to perform all acts in furtherance thereof, including without limitation, the following, all in the name and on behalf of the Company:

          (i) issuing and selling the LLC Securities;

          (ii) entering into, and executing, delivering and performing the Certificate Depository Agreement and such other agreements as may be necessary or desirable in connection with the purposes and function of the Company;

          (iii) registering the Capital Securities under the Securities Act of 1933, as amended, and under state securities or blue sky laws;

          (iv) listing the Capital Securities upon such national securities exchange or exchanges or automated quotation system or systems, if any, as shall be determined by the Managing Member and registering the Capital Securities under the Securities Exchange Act of 1934, as amended, and preparing and filing all periodic and other reports and other documents pursuant to the foregoing;

          (v) entering into, and executing, delivering and performing the Underwriting Agreement providing for the sale of the Capital Securities and the Pricing Agreement relating thereto;

          (vi) establishing the Payment Account;

          (vii) purchasing the Debentures;

          (viii) collecting interest, principal and any other payments made in respect of the Debentures in the Payment Account;

          (ix) distributing through the Paying Agent amounts owed to the Securityholders in respect of the LLC Securities;

          (x) exercising all of the rights, powers and privileges of a holder of the Debentures including, subject to the provisions of this Agreement, the granting or approval of waivers, consents or amendments or fights or powers relating thereto and the execution of appropriate documents to evidence such waivers, consents or amendments;

          (xi) distributing the Company Property in accordance with the terms of this Agreement;

          (xii) sending notices and other information regarding the LLC Securities and the Debentures to the Securityholders in accordance with this Agreement;

          (xiii) appointing a Paying Agent and Securities Registrar in accordance with this Agreement;

          (xiv) registering transfers of the LLC Securities in accordance with this Agreement;

          (xv) to the extent provided in this Agreement, winding up the affairs of and liquidating the Company and the executing and filing a certificate of cancellation with the Secretary of State of the State of Delaware;

          (xvi) taking any action incidental to the foregoing as the Managing Member may from time to time determine is necessary or advisable to give effect to the terms of this Agreement for the benefit of the Securityholders (without consideration of the effect of any such action on any particular Securityholder).

     (c) So long as this Agreement remains in effect, the Company (or the Managing Member acting on behalf of the Company) shall not undertake any business, activities or transaction except as expressly provided herein or contemplated hereby. In particular, the Company (or the Managing Member on behalf of the Company) shall not (i) acquire any investments or engage in any activities not authorized by this Agreement, (ii) sell, assign, transfer, exchange, mortgage, pledge, set-off or otherwise dispose of any of the Company Property or interests therein, including to Securityholders, except as expressly provided herein, (iii) take any action that would cause the Company to be taxable as a corporation for United States federal income tax purposes, (iv) incur any indebtedness for borrowed money or issue any other debt, (v) take or consent to any action that would result in the placement of a Lien on any of the Company Property, (vi) invest any proceeds received by the Company from holding the Debentures, but shall distribute all such proceeds to Holders of LLC Securities pursuant to the terms of this Agreement and of the LLC Securities,
(vii) acquire any assets other than the Company Property, (viii) possess any power or otherwise act in such a way as to vary the Company Property, (ix) possess any power or otherwise act in such a way as to vary the terms of the LLC Securities in any way whatsoever (except to the extent expressly authorized in this Agreement or by the terms of the LLC Securities) or (x) issue any securities or other evidences of beneficial ownership of, or beneficial interest in, the Company other than the LLC Securities. The Managing Member shall defend all claims and demands of all Persons at any time claiming any Lien on any of the Company Property adverse to the interest of the Company or the Securityholders in their capacity as Securityholders.

     (d) Persons dealing with the Company are entitled to rely conclusively upon the power and authority of the Managing Member herein set forth.

     (e) Except as otherwise expressly provided herein, no Owner or Holder of Capital Securities, in its capacity as a Member, shall take part in the day-to-day management, operation or control of the business and affairs of the Company. The Beneficial Owners and Holders of Capital Securities, in their capacity as Members of the Company, shall not be agents of the Company and shall not have any right, power or authority to transact any business in the name of the Company or to act for or on behalf of or to bind the Company.

     (f) Notwithstanding anything herein to the contrary, the Managing Member is authorized and directed to conduct the affairs of the Company and to operate the Company so that the Company will not be taxable as a corporation for United States federal income tax purposes and so that the Debentures will be treated as indebtedness of Group for United States federal income tax purposes. In this connection, the Managing Member is authorized to take any action, not inconsistent with applicable law, the Certificate of Formation or this Agreement, that the Managing Member determines in its discretion to be necessary or desirable for such purposes, as long as such action does not adversely affect in any material respect the interests of the Holders of the Capital Securities.

     SECTION 2.15 Members.

     (a) The LLC Securities represent limited liability company Member interests in the Company. The Company shall have two classes of Members, one represented by the Capital Securities and the other represented by the Common Securities. The Capital Securities and the Common Securities shall have such relative rights, powers and duties as are provided for in this Agreement.

     (b) A Person shall be admitted as a Member and shall become bound by the terms of this Agreement, without execution of this Agreement, if such Person (or a representative authorized by such Person orally, in writing or by other action such as payment for an interest) complies with the conditions for becoming a Member as set forth in Section 2.15(c) and requests (which request shall be deemed to have been made upon acquisition of a Capital Security from the Company or upon an assignment of a Capital Security from another Person) that the records of the Company (maintained by or on behalf of the Company) reflect such admission.

     The Company shall be notified promptly of any change in the Holders of Capital Securities. The Company will reflect the admission of a Member in the records of the Company

(maintained by or on behalf of the Company) as soon as is reasonably practicable after either of the following events: (i) in the case of a Person acquiring a Capital Security directly from the Company, at the time of payment therefor, and
(ii) in the case of an assignment of a Capital Security, upon notification thereof (the Company being entitled to assume, in the absence of knowledge to the contrary, that proper payment has been made by the assignee).

     (c) Whether acquiring a Capital Security directly from the Company or by assignment, a Person shall be admitted as a Member upon becoming a Holder of a Capital Security and the reflection of such Person's admission as a Member in the records of the Company (maintained by or on behalf of the Company). The consent of any other Member shall not be required for the admission of a Member.

     (d) Each Member waives any and all rights that it may have to maintain an action for partition of the Company's property.

     (e) The Managing Member shall have no right to resign from the Company. Any other Member may only resign from the Company prior to the dissolution or winding-up of the Company upon the transfer and assignment of its Capital Securities in accordance with the provisions of this Agreement. A resigning Member shall not be entitled to receive any distribution and shall not otherwise be entitled to receive the fair value of its interest in the Company represented by its Capital Securities except as otherwise expressly provided for in this Agreement.


                                   ARTICLE III

                                 PAYMENT ACCOUNT

     SECTION 3.1 Payment Account.

     (a) On or prior to the Closing Date, the Company shall establish the Payment Account. Transactions in the Payment Account shall be permitted solely for the purpose of making deposits and withdrawals in accordance with this Agreement. All monies and other property deposited or held from time to time in the Payment Account shall be held by the Company in the Payment Account for the exclusive benefit of the Securityholders and for distribution as herein provided, including (and subject to) any priority of payments provided for herein.

     (b) The Company shall deposit in the Payment Account, promptly upon receipt, all payments of principal of or interest or premium on, and any other payments or proceeds with respect to, the Debentures. Amounts held in the Payment Account shall not be invested by the Company.

                                   ARTICLE IV

                            DISTRIBUTIONS; REDEMPTION

     SECTION 4.1 Distributions.

     (a) Distributions from Company Property (including of Additional Amounts) will be made on the LLC Securities at the rate and on the dates that payments of interest (including of Additional Interest, as defined in the Indenture) are made on the Debentures. Accordingly:

          (i) Distributions on the LLC Securities shall be cumulative, and will accumulate whether or not there are funds of the Company available for the payment of Distributions. Distributions shall accrue from ________ __, 1997, and, except in the event (and to the extent) that Group exercises its right to defer the payment of interest on the Debentures pursuant to the Indenture, shall be payable semi-annually in arrears on ________ __ and ________ __, commencing on ________ __, 1997. If any date on which a Distribution is otherwise payable on the LLC Securities is not a Business Day, then the payment of such Distribution shall be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, payment of such Distribution shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date (each date on which Distributions are payable in accordance with this Section 4.1(a), a "Distribution Date").

          (ii) Assuming payments of interest on the Debentures are made when due (and before giving effect to Additional Amounts, if applicable), Distributions on the LLC Securities shall be payable at a rate of ___% per annum of the Liquidation Amount of the LLC Securities. The amount of Distributions payable for any Distribution period shall be computed on the basis of a 360-day year of twelve 30-day months. The amount of Distributions for any partial Distribution period shall be computed on the basis of the number of days elapsed in a 360-day year of twelve 30-day months. The amount of Distributions payable for any period shall include the Additional Amounts, if any.

          (iii) Distributions on the LLC Securities shall be made by the Company from the Payment Account and shall be payable on each Distribution Date only to the extent that the Company has funds then on hand and available in the Payment Account for the payment of such Distributions.

     (b) Distributions on the LLC Securities with respect to a Distribution Date shall be payable to the Holders thereof as they appear on the Securities Register for the LLC Securities on the relevant record date, which shall be one Business Day prior to such Distribution Date; provided, however, that in the event that the Capital Securities do not remain in book-entry-only form, the relevant record date shall be 15 days prior to the relevant Distribution Date (whether or not such record date is a Business Day).

     (c) Notwithstanding anything to the contrary herein contained, the Company shall not make any distribution under this Agreement to the extent that the distribution would violate the provisions of Section 18-607 or 18-804 of the Delaware Act.

     SECTION 4.2 Redemption.

     (a) On each Debenture Redemption Date and the Debenture Maturity Date, the Company shall redeem a Like Amount of LLC Securities at the Redemption Price.

     (b) Notice of redemption shall be given by the Company by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date to each Holder of LLC Securities to be redeemed, at such Holder's address appearing in the Security Register; provided no such notice need be given for any redemption on the Debenture Maturity Date. All notices of redemption shall state:

          (i) the Redemption Date;

          (ii) the Redemption Price;

          (iii) the CUSIP number;

          (iv) if less than all the Outstanding LLC Securities are to be redeemed, the identification and the total Liquidation Amount of the particular LLC Securities to be redeemed;

          (v) that on the Redemption Date the Redemption Price will become due and payable upon each such LLC Security to be redeemed and that Distributions thereon will cease to accrue on and after said date; and

          (vi) if the Capital Securities are no longer in book-entry-only form, the place and address where the Holders shall surrender their Capital Securities Certificates.

     (c) The LLC Securities redeemed on each Redemption Date shall be redeemed at the Redemption Price with the proceeds from the contemporaneous redemption or payment at stated maturity of Debentures. Redemptions of the LLC Securities shall be made and the Redemption Price shall be payable on each Redemption Date only to the extent that the Company has funds then on hand and available in the Payment Account for the payment of such Redemption Price.

     (d) If the Company gives a notice of redemption in respect of any Capital Securities, then, by 12:00 noon, New York City time, on the Redemption Date, subject to Section 4.2(c), the

Company will, so long as the Capital Securities are in book-entry-only form, irrevocably deposit with the Clearing Agency for the Capital Securities funds sufficient to pay the applicable Redemption Price and will give such Clearing Agency irrevocable instructions and authority to pay the Redemption Price to the Holders thereof. If the Capital Securities are no longer in book-entry-only form, the Company, subject to Section 4.2(c), will irrevocably deposit with the Paying Agent funds sufficient to pay the applicable Redemption Price and will give the Paying Agent irrevocable instructions and authority to pay the Redemption Price to the Holders thereof upon surrender of their Capital Securities Certificates. Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date for any LLC Securities called for redemption shall be payable to the Holders of such LLC Securities as they appear on the Securities Register for the LLC Securities on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of Securityholders holding LLC Securities so called for redemption will cease, except the right of such Securityholders to receive the Redemption Price and any Distribution payable on or prior to the Redemption Date, but without interest thereon, and such LLC Securities will cease to be outstanding. In the event that any date on which any Redemption Price is payable is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case, with the same force and effect as if made on such date. In the event that payment of the Redemption Price in respect of any LLC Securities called for redemption is improperly withheld or refused and not paid either by the Company or by Group pursuant to the Guarantee, Distributions on such LLC Securities will continue to accrue, at the then applicable rate, from the Redemption Date originally established by the Company for such LLC Securities to the date such Redemption Price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the Redemption Price.

     (e) Payment of the Redemption Price on the LLC Securities shall be made to the recordholders thereof as they appear on the Securities Register for the LLC Securities on the relevant record date, which shall be one Business Day prior to the relevant Redemption Date; provided, however, that in the event that the Capital Securities do not remain in book-entry-only form, the relevant record date shall be the date fifteen days prior to the relevant Redemption Date.

     (f) Subject to Section 4.3, if less than all the Outstanding LLC Securities are to be redeemed on a Redemption Date, then the aggregate Liquidation Amount of LLC Securities to be redeemed shall be allocated on a pro rata basis (based on Liquidation Amounts) among the Common Securities and the Capital Securities. The particular Capital Securities to be redeemed shall be selected on a pro rata basis (based upon Liquidation Amounts) not more than 60 days prior to the Redemption Date by the Company from the Outstanding Capital Securities not previously called for redemption, by such method as the Managing Member shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to $1,000 or an integral multiple of $1,000 in excess thereof) of the Liquidation Amount of Capital Securities of a denomination larger than $1,000. The Managing Member shall promptly notify the Security Registrar in writing of the Capital Securities selected for redemption and, in the case of any Capital Securities selected for partial redemption, the Liquidation Amount thereof to be redeemed. For all purposes of this Agreement, unless the context otherwise requires, all provisions relating to the redemption of Capital Securities shall relate, in the case of any Capital Securities redeemed or to be redeemed only in part, to the portion of the Liquidation Amount of Capital Securities that has been or is to be redeemed.

     SECTION 4.3 Subordination of Common Securities.

     Payment of Distributions (including Additional Amounts, if applicable) on, and the Redemption Price of, the LLC Securities, as applicable, shall be made, subject to Section 4.2(f), pro rata among the Common Securities and the Capital Securities based on the Liquidation Amount of the LLC Securities; provided, however, that if on any Distribution Date or Redemption Date any Event of Default resulting from a Debenture Event of Default shall have occurred and be continuing, no payment of any Distribution (including Additional Amounts, if applicable) on, or Redemption Price of, any Common Security, and no other payment on account of the redemption, liquidation or other acquisition of Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions (including Additional Amounts, if applicable) on all Outstanding Capital Securities for all Distribution periods terminating on or prior thereto, or in the case of payment of the Redemption Price the full amount of such Redemption Price on all Outstanding Capital Securities then called for redemption, shall have been made or provided for, and all funds immediately available to the Company shall first be applied to the payment in full in cash of all Distributions (including Additional Amounts, if applicable) on, or the Redemption Price of, Capital Securities then due and payable.

     SECTION 4.4 Payment Procedures.

     Payments of Distributions (including Additional Amounts, if applicable) in respect of the Capital Securities shall be made by wire transfer, direct deposit or check mailed to the address of the Person entitled thereto as such address shall appear on the Securities Register or, if the Capital Securities are held by a Clearing Agency, such Distributions shall be made to the Clearing Agency in immediately available funds, which shall credit the relevant Persons' accounts at such Clearing Agency on the applicable Distribution Dates. Payments in respect of the Common Securities shall be made in such manner as shall be mutually agreed in writing between the Company and the Common Securityholder.

     SECTION 4.5 Tax Returns and Reports.

     (a) The Company shall prepare (or cause to be prepared), at Group's expense, and file all United States federal, state and local tax and information returns and reports required to be filed by or in respect of the Company. In this regard, the Company shall (a) prepare and file (or cause to be prepared and filed) the appropriate Internal Revenue Service Form required to be filed in respect of the Company in each taxable year of the Company and (b) prepare and furnish (or cause to be prepared and furnished) to each Securityholder the appropriate Internal Revenue Service form, if any, and the information required to be provided by the Company on such form. The Company shall comply with United States federal withholding and backup withholding tax laws and information reporting requirements with respect to any payments to Securityholders under the LLC Securities.

     (b) Group is hereby designated as the Company's "Tax Matters Partner" under Code Section 6231(a)(7) and shall have all the powers and responsibilities of such position as provided in the Code. Group is specifically directed and authorized to take whatever steps Group, in its discretion, deems necessary or desirable to perfect such designation, including filing any forms or documents with the Internal Revenue Service and taking such other action as may from time to time be required under the regulations issued under the Code.

     SECTION 4.6 Payment of Taxes, Duties, Etc. of the Company.

     Upon receipt under the Debentures of Additional Sums, the Company shall promptly pay any taxes, duties or governmental charges of whatsoever nature (other than withholding taxes) imposed on the Company by the United States or any other taxing authority.

     SECTION 4.7 Payments under Indenture or Pursuant to Direct Actions.

     Any amount payable hereunder to any Holder of Capital Securities shall be reduced by the amount of any corresponding payment such Holder (or an Owner with respect to the Holder's Capital Securities) has directly received pursuant to [Section 5.9] of the Indenture or Section 5.14 of this Agreement or the Guarantee.


                                    ARTICLE V

                           LLC SECURITIES CERTIFICATES

     SECTION 5.1 Initial Membership; Resignation of Chestnut.

     Upon the formation of the Company and the contribution by Group and Chestnut pursuant to Section 2.10 and until the issuance of the LLC Securities, and at any time during which no LLC Securities are outstanding, Group and Chestnut shall be the sole members of the Company. Effective upon the issuance of the LLC Securities, Chestnut shall be deemed to have resigned as a member of the Company.

     SECTION 5.2 The LLC Securities Certificates.

     The Capital Securities Certificates shall be issued in minimum denominations of $1,000 Liquidation Amount and integral multiples of $1,000 in excess thereof, and the Common Securities Certificates shall be issued in denominations of $500 Liquidation Amount and integral multiples thereof. The LLC Securities Certificates shall be executed on behalf of the Company by manual or facsimile signature of a Managing Member and, if executed on behalf of the Company by facsimile, countersigned by the Authentication Agent by the manual signature of an authorized signatory thereof. LLC Securities Certificates bearing the manual signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of a Managing Member or, if executed on behalf of the Company by facsimile, countersigned by the Authentication Agent by the manual signature of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Authentication Agent, shall be validly issued and entitled to the benefits of this Agreement, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the delivery of such LLC Securities Certificates or did not hold such offices at the date of delivery of such LLC Securities Certificates. A transferee of a LLC Securities Certificate shall become a Securityholder, and shall be entitled to the rights and subject to the obligations of a Securityholder hereunder, upon due registration of such LLC Securities Certificate in such transferee's name pursuant to Sections 5.4,
5.11 and 5.13.

     SECTION 5.3 Execution and Delivery of LLC Securities Certificates.

     On the Closing Date, the Company shall cause LLC Securities Certificates, in an aggregate Liquidation Amount as provided in Sections 2.11 and 2.12, to be executed on behalf of the Company and delivered to or upon the written order of Group in authorized denominations.

     SECTION 5.4 Registration of Transfer and Exchange of Capital Securities Certificates.

     The Company shall keep or cause to be kept, at the office or agency maintained pursuant to Section 5.8, a register or registers for the purpose of registering LLC Securities Certificates and transfers and exchanges of Capital Securities Certificates (the "Securities Register") in which the transfer agent and registrar designated by the Company (the "Securities Registrar"), subject to such reasonable regulations as it may prescribe, shall provide for the registration of Capital Securities Certificates and Common Securities Certificates (subject to Section 5.10 in the case of the Common Securities Certificates) and registration of transfers and exchanges of Capital Securities Certificates as herein provided. Wilmington Trust Company, a Delaware banking corporation, shall be the initial Securities Registrar.

     Upon surrender for registration of transfer of any Capital Securities Certificate at the office or agency maintained pursuant to Section 5.8, the Managing Member shall execute on behalf of the Company (and if executed on behalf of the Company by a facsimile signature, such certificate shall be countersigned by the Authentication Agent as provided in Section 5.2) and deliver, in the name of the designated transferee or transferees, one or more new Capital Securities Certificates in authorized denominations of a like aggregate Liquidation Amount dated the date of execution by such Managing Member. The Securities Registrar shall not be required to register the transfer of any Capital Securities that have been called for redemption during a period beginning at the opening of business 15 days before the day of selection for such redemption.

     At the option of a Holder, Capital Securities Certificates may be exchanged for other Capital Securities Certificates in authorized denominations of the same class and of a like aggregate Liquidation Amount upon surrender of the Capital Securities Certificates to be exchanged at the office or agency maintained pursuant to Section 5.8.

     Every Capital Securities Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Managing Member or, if such Capital Securities Certificates so presented or surrendered was executed by the Managing Member by facsimile signature, to the Authentication Agent and the Securities Registrar duly executed by the Holder or his attorney duly authorized in writing. Each Capital Securities Certificate surrendered for registration of transfer or exchange shall be cancelled and subsequently disposed of by the Managing Member or the Securities Registrar in accordance with such Person's customary practice.

     No service charge shall be made for any registration of transfer or exchange of Capital Securities Certificates, but the Securities Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Capital Securities Certificates.

     SECTION 5.5 Mutilated, Destroyed, Lost or Stolen LLC Securities
Certificates.

     If (a) any mutilated LLC Securities Certificate shall be surrendered to the Securities Registrar, or if the Securities Registrar shall receive evidence to its satisfaction of the destruction, loss or theft of any LLC Securities Certificate and (b) there shall be delivered to the Securities Registrar and the Managing Member such security or indemnity as may be required by them to save each of them harmless, then in the absence of notice that such LLC Securities Certificate shall have been acquired by a bona fide purchaser, the Managing Member, on behalf of the Company shall execute by manual or facsimile signature and, if executed on behalf of the Company by facsimile signature, such certificate shall be countersigned by the Authentication Agent, and make available for delivery, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen LLC Securities Certificate, a new LLC Securities Certificate of like class, tenor and denomination. In connection with the issuance of any new LLC Securities Certificate under this Section, the Company or the Securities Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Any duplicate LLC Securities Certificate issued pursuant to this Section shall constitute conclusive evidence of a limited liability company interest in the Company, as if originally issued, whether or not the lost, stolen or destroyed LLC Securities Certificate shall be found at any time.

     SECTION 5.6 Persons Deemed Securityholders.

     The Company or the Securities Registrar shall treat the Person in whose name any LLC Securities Certificate shall be registered in the Securities Register as the owner of such LLC Securities Certificate for the purpose of receiving Distributions and for all other purposes whatsoever, and neither the Company nor the Securities Registrar shall be bound by any notice to the contrary.

     SECTION 5.7 Access to List of Securityholders' Names and Addresses.

     Each Holder and each Owner shall be deemed to have agreed not to hold the Managing Member accountable by reason of the disclosure of its name and address, regardless of the source from which such information was derived.

     SECTION 5.8 Maintenance of Office or Agency.

     The Company shall maintain an office or offices or agency or agencies where Capital Securities Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the LLC Securities Certificates may be served. The Company initially designates Wilmington Trust Company, 1100 North Market Street, Wilmington, Delaware 19890,
Attention: Corporate Trust Administration, as its principal corporate trust office for such purposes. The Company shall give prompt written notice to the Securityholders of any change in the location of the Securities Register or any such office or agency.

     SECTION 5.9 Appointment of Paying Agent.

     The Paying Agent shall make Distributions to Securityholders from the Payment Account and shall report the amounts of such Distributions to the Managing Member. Any Paying Agent shall have the revocable power to withdraw funds from the Payment Account for the purpose of making the Distributions referred to above. The Managing Member may revoke such power and remove the Paying Agent if they determine in their sole discretion that the Paying Agent shall have failed to perform its obligations under this Agreement in any material respect. The Paying Agent shall initially be Wilmington Trust Company, and any co-paying agent chosen by Wilmington Trust Company and acceptable to the Managing Member. Any Person acting as Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Company. In the event that Wilmington Trust Company shall no longer be the Paying Agent or a successor Paying Agent shall resign or its authority to act be revoked, the Managing Member shall appoint a successor that is acceptable to them to act as Paying Agent (which shall be a bank or trust company). Such successor Paying Agent or any additional Paying Agent appointed by the Managing Member shall execute and deliver to the Company an instrument in which such successor Paying Agent or additional Paying Agent shall agree with the Company that as Paying Agent, such successor Paying Agent or additional Paying Agent will hold all sums, if any, held by it for payment to the Securityholders in trust for the benefit of the Securityholders entitled thereto until such sums shall be paid to such Securityholders. The Paying Agent shall return all unclaimed funds to the Company and upon resignation or removal of a Paying Agent such Paying Agent shall also return all funds in its possession to the Company. Any reference in this Agreement to the Paying Agent shall include any co-paying agent unless the context requires otherwise.

     SECTION 5.10 Ownership of Common Securities by Group.

     On the Closing Date, Group shall acquire and retain beneficial and record ownership of the Common Securities. To the fullest extent permitted by law, other than a transfer in connection with a consolidation or merger of Group into another Person, or any conveyance, transfer or lease by Group of its properties and assets substantially as an entirety to any Person, pursuant to [Section 8.1] of the Indenture, any attempted transfer of the Common Securities shall be void. Each Common Securities Certificate shall contain a legend stating "THIS CERTIFICATE IS NOT TRANSFERABLE".

     SECTION 5.11 Book-Entry Capital Securities Certificates; Common Securities Certificate.

     (a) The Capital Securities Certificates, upon original issuance, will be issued in the form of a typewritten Capital Securities Certificate or Certificates representing Book-Entry Capital Securities, to be delivered to The Depository Trust Company, the initial Clearing Agency, by, or on behalf of, the Company. Such Capital Securities Certificate or Certificates shall initially be registered on the Securities Register in the name of Cede & Co., the nominee of the initial Clearing Agency, and no Owner will receive a Definitive Capital Securities Certificate representing such Owner's interest in such Capital Securities, except as provided in Section 5.13. Unless and until Definitive Capital Securities Certificates have been issued to Owners pursuant to Section 5.13:

          (i) the provisions of this Section 5.11(a) shall be in full force and effect;

          (ii) the Securities Registrar and the Managing Member shall be entitled to deal with the Clearing Agency for all purposes of this Agreement relating to the Book-Entry Capital Securities (including the payment of the Liquidation Amount of and Distributions on the Capital Securities evidenced by Book-Entry Capital Securities Certificates and the giving of instructions or directions to Owners of Capital Securities evidenced by Book-Entry Capital Securities Certificates) as the sole Holder of Capital Securities evidenced by Book-Entry Capital Securities Certificates and shall have no obligations to the Owners thereof;

          (iii) to the extent that the provisions of this Section 5.11 conflict with any other provisions of this Agreement, the provisions of this Section
     5.11 shall control; and

          (iv) the rights of the Owners of the Book-Entry Capital Securities Certificates shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between such Owners and the Clearing Agency and/or the Clearing Agency Participants. Pursuant to the Certificate Depository Agreement, unless and until Definitive Capital Securities Certificates are issued pursuant to Section 5.13, the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit payments on the Capital Securities to such Clearing Agency Participants.

     (b) A single Common Securities Certificate representing the Common Securities shall be issued to Group in the form of a definitive Common Securities Certificate.

     SECTION 5.12 Notices to Clearing Agency.

     To the extent that a notice or other communication to the Owners is required under this Agreement, unless and until Definitive Capital Securities Certificates shall have been issued to Owners pursuant to Section 5.13, the Company shall give all such notices and communications specified herein to be given to Owners to the Clearing Agency, and shall have no obligations to the Owners.

     SECTION 5.13 Definitive Capital Securities Certificates.

     If (a) the Clearing Agency notifies the Company that it is no longer willing or able to properly discharge its responsibilities with respect to the Capital Securities Certificates, and the Managing Member is unable to locate a qualified successor, (b) the Managing Member at its option elects to terminate the book-entry system through the Clearing Agency or (c) after the occurrence of a Debenture Event of Default, Owners of Capital Securities Certificates representing beneficial interests aggregating at least a majority of the Liquidation Amount advise the Company in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interest of the Owners of Capital Securities Certificates, then the Company shall notify the Clearing Agency, and the Clearing Agency, in accordance with its customary rules and procedures, shall notify all Clearing Agency Participants for whom it holds Capital Securities of the occurrence of any such event and of the availability of the Definitive Capital Securities Certificates to Owners of such class or classes, as applicable, requesting the same. Upon surrender to the Company of the typewritten Capital Securities Certificate or Certificates representing the Book-Entry Capital Securities by the Clearing Agency, accompanied by registration instructions, the Managing Member shall execute the Definitive Capital Securities Certificates in accordance with the instructions of the Clearing Agency which, if executed on behalf of the Company by facsimile, shall be countersigned by a transfer agent or its agent. Neither the Securities Registrar nor the Managing Member shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Capital Securities Certificates, the Company shall recognize the Holders of the Definitive Capital Securities Certificates as Securityholders. The Definitive Capital Securities Certificates shall be typewritten, printed, lithographed or engraved or may be produced in any other manner as is reasonably acceptable to the Managing Member that meets the requirements of any stock exchange or automated quotation system on which the Capital Securities are then listed or approved for trading, as evidenced by the execution thereof by the Managing Member.

     SECTION 5.14 Rights of Securityholders.

     (a) The legal title to the Company Property is vested exclusively in the Company (in its capacity as such) in accordance with Section 2.9, and the Securityholders shall not have any right or title therein other than the limited liability company interest in the Company conferred by their LLC Securities and they shall have no right to call for any partition or division of property, profits or rights of the Company except as described below. The LLC Securities shall be personal property giving only the rights specifically set forth therein and in this Agreement. The LLC Securities shall have no preemptive or similar rights and when issued and delivered to Securityholders against payment of the purchase price therefor will be fully paid and nonassessable by the Company. No Holder of Capital Securities, in its capacity as a Member of the Company, shall be obligated personally for any debt, obligation or liability of the Company solely by reason of being a Member of the Company.

     (b) For so long as any Capital Securities remain Outstanding, if, upon a Debenture Event of Default, the Debenture Trustee fails or the holders of not less than 25% in principal amount of the outstanding Debentures fail to declare the principal of all of the Debentures to be immediately due and payable, the Holders of at least 25% in Liquidation Amount of the Capital Securities then Outstanding shall have such right by a notice in writing to the Company and the Debenture Trustee; and upon any such declaration such principal amount of and the accrued interest on all of the Debentures shall become immediately due and payable as set forth in the Indenture, provided that the payment of principal, premium and interest on such Debentures shall remain subordinated to the extent provided in the Indenture.

     At any time after such a declaration of acceleration with respect to the Debentures has been made and before a judgment or decree for payment of the money due has been obtained by the Debenture Trustee as in the Indenture provided, the Holders of a majority in Liquidation Amount of the Capital Securities, by written notice to the Company, may rescind and annul such declaration and its consequences if:

          (i) Group has paid or deposited with the Debenture Trustee a sum sufficient to pay

               (A) all overdue installments of interest (including any Additional Interest (as defined in the Indenture)) on all of the Debentures,

               (B) the principal of (and premium, if any, on) any Debentures which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Debentures, and

               (C) all sums paid or advanced by the Debenture Trustee under the Indenture and the reasonable compensation, expenses, disbursements and advances of the Debenture Trustee and the Company, their agents and counsel; and

          (ii) all Events of Default with respect to the Debentures, other than the non-payment of the principal of the Debentures which has become due solely by such acceleration, have been cured or waived as provided in [Section 5.14] of the Indenture.

     The Holders of a majority in aggregate Liquidation Amount of the Capital Securities may, on behalf of the Holders of all the Capital Securities, waive any past default under the Indenture, except a default in the payment of principal, premium or interest (unless all Events of Default with respect to the Debentures, other than the non-payment of the principal of the Debentures which has become due solely by such acceleration, have been cured or annulled as provided in [Section 5.2] of the Indenture and Group has paid or deposited with the Debenture Trustee a sum sufficient to pay all overdue installments of interest (including any Additional Interest (as defined in the Indenture)) on the Debentures, the principal of (and premium, if any, on) any Debentures which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Debentures, and all sums paid or advanced by the Debenture Trustee under the Indenture and the reasonable compensation, expenses, disbursements and advances of the Debenture Trustee and the Company, their agents and counsel) or a default in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Debenture. No such rescission shall affect any subsequent default or impair any right consequent thereon.

     Upon receipt by the Company of written notice declaring such an acceleration, or rescission and annulment thereof, by Holders of the Capital Securities all or part of which is represented by Book-Entry Capital Securities Certificates, a record date shall be established for determining Holders of Outstanding Capital Securities entitled to join in such notice, which record date shall be at the close of business on the day the Company receives such notice. The Holders of Outstanding Capital Securities on such record date, or their duly designated proxies, and only such Persons, shall be entitled to join in such notice, whether or not such Holders remain Holders after such record date; provided, that, unless such declaration of acceleration, or rescission and annulment, as the case may be, shall have become effective by virtue of the requisite percentage having joined in such notice prior to the day which is 90 days after such record date, such notice of declaration of acceleration, or rescission and annulment, as the case may be, shall automatically and without further action by any Holder be canceled and of no further effect. Nothing in this paragraph shall prevent a Holder, or a proxy of a Holder, from giving, after expiration of such 90-day period, a new written notice of declaration of acceleration, or rescission and annulment thereof, as the case may be, that is identical to a written notice which has been canceled pursuant to the proviso to the preceding sentence, in which event a new record date shall be established pursuant to the provisions of this
Section 5.14(b).

     (c) For so long as any Capital Securities remain Outstanding, to the fullest extent permitted by law and subject to the terms of this Agreement and the Indenture, upon a Debenture Event of Default specified in [Section 5.1(1) or 5.1(2)] of the Indenture, any Holder of Capital Securities shall have the right to institute a proceeding directly against Group, pursuant to [Section 5.9] of the Indenture, for enforcement of payment to such Holder of the principal amount of or premium or interest on Debentures having a principal amount equal to the Liquidation Amount of the Capital Securities of such Holder (a "Direct Action"). Except as set forth in Section 5.14(b) and this Section 5.14(c), the Holders of Capital Securities shall have no right to exercise directly any right or remedy available to the holders of, or in respect of, the Debentures.

     SECTION 5.15 CUSIP Numbers.

     The Company in issuing the Capital Securities may use "CUSIP" numbers (if then generally in use), and, if so, the Company shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Capital Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Capital Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.



                                   ARTICLE VI

                    ACTS OF SECURITYHOLDERS; MEETINGS; VOTING

     SECTION 6.1 Limitations on Voting Rights.

     (a) Except as provided in this Section, in Sections 5.14 and 9.3 and in the Indenture and as otherwise required by law, no Holder of Capital Securities shall have any right to vote or in any manner otherwise control the administration, operation and management of the Company or the obligations of the parties hereto.

     (b) So long as any Debentures are held by the Company, the Company shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or executing any trust or power conferred on the Debenture Trustee with respect to such Debentures, (ii) waive any past default which is waiveable under [Section 5.14] of the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Debentures shall be due and payable or (iv) consent to any amendment, modification or termination of the Indenture or the Debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the Holders of at least a majority in Liquidation Amount of all Outstanding Capital Securities, provided, however, that where a consent under the Indenture would require the consent of each holder of Debentures affected thereby, no such consent shall be given by the Company without the prior written consent of each Holder of Capital Securities. The Company shall not revoke any action previously authorized or approved by a vote of the Holders of Capital Securities, except by a subsequent vote of the Holders of Capital Securities. The Company shall notify all Holders of the Capital Securities of any notice of default received from the Debenture Trustee with respect to the Debentures. In addition to obtaining the foregoing approvals of the Holders of the Capital Securities, prior to taking any of the foregoing actions, the Company shall, at the expense of Group, obtain an Opinion of Counsel experienced in such matters to the effect that such action shall not cause the Company to be taxable as a corporation for United States federal income tax purposes.

     (c) If any proposed amendment to this Agreement provides for, or the Company otherwise proposes to effect, (i) any action that would adversely affect in any material respect the powers, preferences or special rights of the Capital Securities, whether by way of amendment to the Agreement or otherwise, or (ii) the dissolution, winding-up or termination of the Company, other than pursuant to the terms of this Agreement, then the Holders of Outstanding Capital Securities as a class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of the Holders of at least a majority in Liquidation Amount of the Outstanding Capital Securities. Notwithstanding any other provision of this Agreement, no amendment to this Agreement may be made if, as a result of such amendment, it would cause the Company to be taxable as a corporation for United States federal income tax purposes.

     SECTION 6.2 Notice of Meetings.

     Notice of all meetings of the Capital Securityholders, stating the time, place and purpose of the meeting, shall be given by the Company pursuant to
Section 9.9 to each Capital Securityholder of record, at his registered address, at least 15 days and not more than 90 days before the meeting. At any such meeting, any business properly before the meeting may be so considered whether or not stated in the notice of the meeting. Any adjourned meeting may be held as adjourned without further notice.

     SECTION 6.3 Meetings of Capital Securityholders.

     No annual meeting of Securityholders is required to be held. The Company, however, shall call a meeting of Capital Securityholders to vote on any matter as to which Capital Securityholders are entitled to a vote upon the written request of the Capital Securityholders of record of 25% of the Outstanding Capital Securities (based upon their Liquidation Amount) and the Managing Member may, at any time in its discretion, call a meeting of Capital Securityholders to vote on any matters as to which Capital Securityholders are entitled to vote.

     Capital Securityholders of record of 50% of the Outstanding Capital Securities (based upon their Liquidation Amount), present in person or by proxy, shall constitute a quorum at any meeting of Capital Securityholders.

     If a quorum is present at a meeting, an affirmative vote by the Capital Securityholders of record present, in person or by proxy, holding at least a majority of the Outstanding Capital Securities (based upon their Liquidation Amount) held by holders of record of Outstanding Capital Securities present, either in person or by proxy, at such meeting shall constitute the action of the Capital Securityholders, unless this Agreement requires a greater number of affirmative votes.

     SECTION 6.4 Voting Rights.

     Securityholders shall be entitled to one vote for each $1,000 of Liquidation Amount represented by their LLC Securities in respect of any matter as to which such Securityholders are entitled to vote.

     SECTION 6.5 Proxies, etc.

     At any meeting of Securityholders, any Securityholder entitled to vote thereat may vote by proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Company, or with such other officer or agent of the Company as the Managing Member may direct, for verification prior to the time at which such vote shall be taken. Proxies may be solicited in the name of the Managing Member or one or more officers of the Managing Member. Only Securityholders of record shall be entitled to vote. When LLC Securities are held jointly by several Persons, any one of them may vote at any meeting in person or by proxy in respect of such LLC Securities, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such LLC Securities. A proxy purporting to be executed by or on behalf of a Securityholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. No proxy shall be valid more than three years after its date of execution.

     SECTION 6.6 Securityholder Action by Written Consent.

     Any action which may be taken by Securityholders at a meeting may be taken without a meeting if Securityholders holding at least a majority of all Outstanding LLC Securities (based upon their Liquidation Amount) entitled to vote in respect of such action (or such larger proportion thereof as shall be required by any express provision of this Agreement) shall consent to the action in writing.

     SECTION 6.7 Record Date for Voting and Other Purposes.

     For the purposes of determining the Securityholders who are entitled to notice of and to vote at any meeting or by written consent, or to participate in any Distribution on the LLC Securities in respect of which a record date is not otherwise provided for in this Agreement, or for the purpose of any other action, the Company may from time to time fix a date, not more than 90 days prior to the date of any meeting of Securityholders or the payment of a Distribution or other action, as the case may be, as a record date for the determination of the identity of the Securityholders of record for such purposes.

     SECTION 6.8 Acts of Securityholders.

     Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Agreement to be given, made or taken by Securityholders or Owners may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Securityholders or Owners in person or by an agent duly appointed in writing; and, except as otherwise expressly provided herein, such action shall become effective when such instrument or instruments are delivered to the Managing Member. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Securityholders or Owners signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Managing Member, if made in the manner provided in this Section.

     The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which any Managing Member receiving the same deems sufficient.

     The ownership of Capital Securities shall be proved by the Securities Register.

     Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Securityholder of any LLC Security shall bind every future Securityholder of the same LLC Security and the Securityholder of every LLC Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Managing Member or the Company in reliance thereon, whether or not notation of such action is made upon such LLC Security.

     Without limiting the foregoing, a Securityholder entitled hereunder to take any action hereunder with regard to any particular LLC Security may do so with regard to all or any part of the Liquidation Amount of such LLC Security or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such Liquidation Amount.

     If any dispute shall arise between the Securityholders and the Managing Member with respect to the authenticity, validity or binding nature of any request, demand, authorization, direction, consent, waiver or other Act of such Securityholder under this Article VI, then the determination of such matter by the Managing Member, in good faith, shall be conclusive with respect to such matter.


                                   ARTICLE VII

                       DISSOLUTION, LIQUIDATION AND MERGER

     SECTION 7.1 Dissolution Upon Expiration Date.

     Unless earlier dissolved, the Company shall automatically dissolve on ________ __, 2052 (the "Expiration Date"), and thereafter of the Company Property shall be distributed in accordance with Section 7.4.

     SECTION 7.2 Early Dissolution.

     The first to occur of any of the following events is an "Early Dissolution Event":

     (a) the occurrence of a Bankruptcy Event in respect of, or the dissolution or liquidation of, the Holder of the Common Securities;

     (b) the written direction to the Company from Group at any time to dissolve the Company and to distribute the Debentures to Securityholders in exchange for the Capital Securities (which direction is optional and wholly within the discretion of Group);

     (c) the redemption of all of the Capital Securities in connection with the redemption or maturity of all of the Debentures; and

     (d) the entry of an order for dissolution of the Company by a court of competent jurisdiction.

     SECTION 7.3 Termination.

     As soon as is practicable after the occurrence of an event referred to in
Section 7.1 or Section 7.2, and upon the completion of the winding up and liquidation of the Company, the Managing Member (who is hereby authorized to take such action) shall file a certificate of cancellation with the Secretary of State of the State of Delaware terminating the Company and, upon such filing, the respective obligations and responsibilities of the Managing Member and the Company continued hereby shall terminate.

     SECTION 7.4 Liquidation.

     (a) If an Early Dissolution Event specified in clause (a), (b) or (d) of
Section 7.2 occurs or upon the Expiration Date, the Company shall be wound up and liquidated by the Managing Member as expeditiously as the Managing Member determines to be possible by distributing, after satisfaction or the making of reasonable provisions for the payment of liabilities to creditors of the Company as provided by applicable law, to each Securityholder a Like Amount of Debentures, subject to Section 7.4(d). Notice of liquidation shall be given by the Company by first-class mail, postage prepaid mailed not later than 30 nor more than 60 days prior to the Liquidation Date to each Holder of LLC Securities at such Holder's address appearing in the Securities Register. All notices of liquidation shall:

          (i) state the CUSIP Number of the LLC Securities;

          (ii) state the Liquidation Date;

          (iii) state that from and after the Liquidation Date, the LLC Securities will no longer be deemed to be Outstanding and any LLC Securities Certificates not surrendered for exchange will be deemed to represent a Like Amount of Debentures; and

          (iv) provide such information with respect to the mechanics by which Holders may exchange LLC Securities Certificates for Debentures, or if
     Section 7.4(d) applies receive a Liquidation Distribution, as the Managing Member shall deem appropriate.

     (b) Except where Section 7.2(c) or 7.4(d) applies, in order to effect the liquidation of the Company and distribution of the Debentures to Securityholders, the Managing Member shall establish a record date for such distribution (which shall be not more than 45 days prior to the Liquidation
Date) and, either itself acting as exchange agent or through the appointment of a separate exchange agent, shall establish such procedures as it shall deem appropriate to effect the distribution of Debentures in exchange for the Outstanding LLC Securities Certificates.

     (c) Except where Section 7.2(c) or 7.4(d) applies, after the Liquidation Date, (i) the LLC Securities will no longer be deemed to be Outstanding, (ii) certificates representing a Like Amount of Debentures will be issued to Holders of LLC Securities Certificates, upon surrender of such certificates to the Company or its agent for exchange, (iii) the Managing Member shall use its best efforts to have the Debentures listed on each exchange or automated quotation system (if any) as the Capital Securities are then listed or traded, (iv) any LLC Securities Certificates not so surrendered for exchange will be deemed to represent a Like Amount of Debentures, accruing interest at the rate provided for in the Debentures from the last Distribution Date on which a Distribution was made on such LLC Securities Certificates until such certificates are so surrendered (and until such certificates are so surrendered, no payments of interest or principal will be made to Holders of LLC Securities Certificates with respect to such Debentures) and (v) all rights of Securityholders holding LLC Securities will cease, except the right of such Securityholders to receive Debentures upon surrender of LLC Securities Certificates.

     (d) In the event that, notwithstanding the other provisions of this Section 7.4, whether because of an order for dissolution entered by a court of competent jurisdiction or otherwise, distribution of the Debentures in the manner provided herein is determined by the Managing Member not to be practical, the Company shall be dissolved and wound up by the Managing Member and the Company Property shall be liquidated by the Managing Member. In such event, on the date of the dissolution of the Company, Securityholders will be entitled to receive out of the assets of the Company available for distribution to Securityholders, after satisfaction of liabilities to creditors of the Company as provided by applicable law, an amount equal to the Liquidation Amount per LLC Security plus accumulated and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If, upon any such dissolution, the Liquidation Distribution can be paid only in part because the Company has insufficient assets available to pay in full the aggregate Liquidation Distribution, then, subject to the next succeeding sentence, the amounts payable by the Company on the LLC Securities shall be paid on a pro rata basis (based upon Liquidation Amounts). The Holder of the Common Securities will be entitled to receive Liquidation Distributions upon any such dissolution pro rata (determined as aforesaid) with Holders of Capital Securities, except that, if a Debenture Event of Default has occurred and is continuing, the Capital Securities shall have a priority over the Common Securities.

     SECTION 7.5 Mergers, Consolidations, Amalgamations or Replacements of the Company.

     The Company may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other Person, except pursuant to this Article VII. At the request of the Managing Member and without the consent of the Holders of the Capital Securities, the Company may merge with or into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a limited liability company organized as such under the laws of any State; provided, that (i) such successor entity expressly assumes all of the obligations of the Company with respect to the Capital Securities and substitutes for the Capital Securities other securities having substantially the same rights, powers and privileges and other terms as the Capital Securities (the "Successor Securities") so long as the Successor Securities rank the same as the Capital Securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) the Managing Member expressly appoints the managing members of such successor entity possessing the same powers and duties as the Managing Member, (iii) the Successor Securities are listed or traded, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or automated quotation system on which the Capital Securities are then listed or traded, if any, (iv) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Capital Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (v) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the Holders of the Capital Securities (including any Successor Securities) in any material respect, (vi) such successor entity has a purpose identical to that of the Company, (vii) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Managing Member has received an Opinion of Counsel to the effect that such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the Holders of the Capital Securities (including any Successor Securities) in any material respect and (viii) Group, or any successor permitted pursuant to Section 5.10 hereof, owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee. Notwithstanding the foregoing, the Company shall not, except with the consent of Holders of 100% in Liquidation Amount of the Capital Securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other Person or permit any other Person to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Company or the successor entity to be taxable as a corporation for United States federal income tax purposes.


                                  ARTICLE VIII

                                BOOKS AND RECORDS

     SECTION 8.1 Books and Records; Accounting.

     The Managing Member shall keep or cause to be kept at the address of any of the Managing Member (or at such other place as the Managing Member shall advise the Holders of Capital Securities in writing) true and full books and records regarding the status of the business and financial condition of the Company.

     SECTION 8.2 Financial Statements.

     The Managing Member shall, as soon as available after the end of each fiscal year, cause to be prepared and mailed to each Holder of Capital Securities the unaudited financial statements of the Company for such fiscal year prepared in accordance with generally accepted accounting principles.

     SECTION 8.3 Fiscal Year.

     The fiscal year of the Company shall, for all purposes (except as otherwise required by the Code), begin on January 1 and end on December 31 of each year.

     SECTION 8.4 Inspection of Records.

     Upon reasonable notice to the Managing Member, the records of the Company shall be open to inspection by Securityholders during normal business hours for any purpose reasonably related to such Securityholder's interest as a Securityholder. Notwithstanding the foregoing, the Managing Member may, to the maximum extent permitted by law, keep confidential from the Securityholders any information the disclosure of which the Managing Member reasonably believe is not in the best interest of the Company or could damage the Company or its business or which the Company or the Managing Member are required by law or by an agreement with any Person to keep confidential.


                                   ARTICLE IX

                            MISCELLANEOUS PROVISIONS

     SECTION 9.1 Limitation of Rights of Securityholders.

     The death, incapacity, liquidation, dissolution, termination or bankruptcy of any Person having an interest, beneficial or otherwise, in LLC Securities shall not operate to terminate this Agreement, nor entitle the legal representatives or heirs of such Person or any Securityholder for such Person, to claim an accounting, take any action or bring any proceeding in any court for a partition or winding up of the arrangements contemplated hereby, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

     SECTION 9.2 Liability of the Common Securityholder.

     The Holder of the Common Securities shall be liable for all of the debts and obligations of the Company (other than with respect to the Securities) to the extent not satisfied out of the Company's assets.

     SECTION 9.3 Amendment.

     (a) This Agreement may be amended from time to time by the Managing Member without the consent of Holders of the Capital Securities (i) to cure any ambiguity, correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Agreement, which shall not be inconsistent with the other provisions of this Agreement, (ii) to modify, eliminate or add to any provisions of this Agreement to such extent as shall be necessary to ensure that the Company will not be taxable as a corporation at all times that any LLC Securities are outstanding or (iii) to modify, eliminate or add to any provisions of this Agreement to such extent as shall be necessary to meet the requirements of any national securities exchange or automated quotations system on which the Company seeks to list the Capital Securities; provided, however, that in the case of clause (i), (ii) or (iii), such action shall not adversely affect in any material respect the interests of any holder of Capital Securities, and any amendments of this Agreement shall become effective when notice thereof is given to the holders of Capital Securities.

     (b) Except as provided in Section 9.3(c) hereof, any provision of this Agreement may be amended by the Managing Member with (i) the consent of LLC Securityholders representing not less than a majority (based upon Liquidation Amounts) of the LLC Securities then Outstanding and (ii) receipt by the Company of an Opinion of Counsel to the effect that such amendment or the exercise of any power granted to the Managing Member in accordance with such amendment will not result in the Company being taxable as a corporation for United States federal income tax purposes.

     (c) In addition to and notwithstanding any other provision in this Agreement, without the consent of each affected Securityholder (such consent being obtained in accordance with Section 6.3 or 6.6 hereof), this Agreement may not be amended to (i) change the amount or timing of any Distribution on the LLC Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the LLC Securities as of a specified date or (ii) restrict the right of a Securityholder to institute suit for the enforcement of any such payment on or after such date; notwithstanding any other provision herein, without the unanimous consent of the Securityholders (such consent being obtained in accordance with Section 6.3 or 6.6 hereof), this paragraph (c) of this Section 9.3 may not be amended.

     (d) Notwithstanding any other provisions of this Agreement, the Company shall not amend this Agreement in any way which would cause the Company to be taxable as a corporation for United States federal income tax purposes.

     (e) Notwithstanding anything in this Agreement to the contrary, without the consent of Group, this Agreement may not be amended in a manner which imposes any additional obligation on Group.

     (f) In the event that any amendment to this Agreement is made, the Company shall promptly provide to Group a copy of such amendment.

     SECTION 9.4 Separability.

     In case any provision in this Agreement or in the LLC Securities Certificates shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     SECTION 9.5 Governing Law.

     THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF EACH OF THE
SECURITYHOLDERS, THE COMPANY AND THE MANAGING MEMBER WITH RESPECT TO THIS AGREEMENT AND THE LLC SECURITIES SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF DELAWARE (WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES).

     SECTION 9.6 Payments Due on Non-Business Day.

     If the date fixed for any payment on any LLC Security shall be a day that is not a Business Day, then such payment need not be made on such date but may be made on the next succeeding day that is a Business Day (except as otherwise provided in Sections 4.1(a) and 4.2(d)), with the same force and effect as though made on the date fixed for such payment, and no interest shall accrue thereon for the period after such date.

     SECTION 9.7 Successors.

     This Agreement shall be binding upon and shall inure to the benefit of any successor to the Securityholders and Group, including any successor by operation of law. Except in connection with a consolidation, merger or sale involving Group that is permitted under [Article Eight] of the Indenture and pursuant to which the assignee agrees in writing to perform Group's obligations hereunder, Group shall not assign its obligations hereunder.

     SECTION 9.8 Headings.

     The Article and Section headings are for convenience only and shall not affect the construction of this Agreement.

     SECTION 9.9 Reports, Notices and Demands.

     Any report, notice, demand or other communication which by any provision of this Agreement is required or permitted to be given or served to or upon any Securityholder may be given or served in writing by deposit thereof, first-class postage prepaid, in the United States mail, hand delivery or facsimile transmission, in each case, addressed to such Capital Securityholder as such Securityholder's name and address may appear on the Securities Register. Such notice, demand or other communication to or upon a Securityholder shall be deemed to have been sufficiently given or made, for all purposes, upon hand delivery, mailing or transmission.

     Any notice, demand or other communication which by any provision of this Agreement is required or permitted to be given or served to or upon the Company or the Managing Member shall be given in writing addressed (until another address is published by the Company) as follows: (a) with respect to the Company, to _________________________________________, (b) with respect Group, to __________________________________________, and (c) with respect to Chestnut, to _________________________________________. Such notice, demand or other communication to or upon the Company or the Managing Member shall be deemed to have been sufficiently given or made only upon actual receipt of the writing by the Company or the Managing Member.

     SECTION 9.10 Acceptance of Terms of Agreement, Guarantee and Indenture.

     THE RECEIPT AND ACCEPTANCE OF A LLC SECURITY OR ANY INTEREST THEREIN BY OR ON BEHALF OF A SECURITYHOLDER OR ANY BENEFICIAL OWNER, WITHOUT ANY SIGNATURE OR FURTHER MANIFESTATION OF ASSENT, SHALL CONSTITUTE THE UNCONDITIONAL ACCEPTANCE BY THE SECURITYHOLDER AND ALL OTHERS HAVING A BENEFICIAL INTEREST IN SUCH LLC SECURITY OF ALL THE TERMS AND PROVISIONS OF THIS AGREEMENT AND AGREEMENT TO THE SUBORDINATION PROVISIONS AND OTHER TERMS OF THE GUARANTEE AND THE INDENTURE, AND SHALL CONSTITUTE THE AGREEMENT OF THE COMPANY, SUCH SECURITYHOLDER AND SUCH OTHERS THAT THE TERMS AND PROVISIONS OF THIS AGREEMENT SHALL BE BINDING, OPERATIVE AND EFFECTIVE AS BETWEEN THE COMPANY AND SUCH SECURITYHOLDER AND SUCH OTHERS.

     SECTION 9.11 Counterparts.

     This Agreement may contain more than one counterpart of the signature page and this Agreement may be executed by the affixing of the signature of each of Group and Chestnut on one of such counterpart signature pages. All of such counterpart signature pages shall be read as though one, and they shall have the same force and effect as though all of the signers had signed a single signature page.

     IN WITNESS WHEREOF, the undersigned have caused this Amended and Restated Limited Liability Company Agreement to be executed as of the day and year first above written.


                                             DELPHI FINANCIAL GROUP, INC.,
                                                as Managing Member


                                             By: _______________________________
                                                 Name:
                                                 Title:

Attest:


______________________________
Name:
Title:

                                             CHESTNUT INVESTORS III, INC.,
                                               as Resigning Member


                                             By: _______________________________
                                                 Name:
                                                 Title:

Attest:


______________________________
Name:
Title:

STATE OF                      )
                              ) : ss.:
COUNTY OF                     )


     On the ___ day of _________, 199_, before me personally came
___________________, to me known, who, being by me duly sworn, did depose and say that he/she is ________________ of Delphi Financial Group, Inc., one of the corporations described in and which executed the foregoing instrument, and that he/she signed his/her name thereto pursuant to authority of the Board of Directors of said corporation.


                                                 _______________________________
                                                             Notary Public


STATE OF NEW YORK             )
                              ) : ss.:
COUNTY OF NEW YORK            )


     On the ___ day of _________, 199_, before me personally came _____________, to me known, who, being by me duly sworn, did depose and say that he/she is ________________ of Chestnut Investors III, Inc., one of the corporations described in and which executed the foregoing instrument, and that he/she signed his/her name thereto pursuant to the bylaws of said corporation.

                                                                       EXHIBIT A


                            CERTIFICATE OF FORMATION

                                       OF

                             DELPHI FUNDING, L.L.C.

                                                                       EXHIBIT B


     This Capital Security is a Global Certificate within the meaning of the Agreement hereinafter referred to and is registered in the name of The Depository Trust Company (the "Depository") or a nominee of the Depository. This Capital Security is exchangeable for Capital Securities registered in the name of a person other than the Depository or its nominee only in the limited circumstances described in the Agreement and no transfer of this Capital Security (other than a transfer of this Capital Security as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository) may be registered except in limited circumstances.

     Unless this Capital Security is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York) to Delphi Funding, L.L.C. or its agent for registration of transfer, exchange or payment, and any Capital Security issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depositary Trust Company and any payment hereon is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.


CERTIFICATE NUMBER

                                              NUMBER OF CAPITAL SECURITIES

                                       P-

                                    CUSIP NO.

                    CERTIFICATE EVIDENCING CAPITAL SECURITIES

                                       OF

                             DELPHI FUNDING, L.L.C.

                            ___% CAPITAL SECURITIES,
                                    SERIES A
                (LIQUIDATION AMOUNT $1,000 PER CAPITAL SECURITY)


     Delphi Funding, L.L.C., a limited liability company formed under the laws of the State of Delaware (the "Company"), hereby certifies that _______________ (the "Holder") is the registered owner of ___________ (__) capital securities of the Company representing limited liability company interests in the Company and designated the Delphi Funding, L.L.C. ___% Capital Securities, Series A (liquidation amount $1,000 per Capital Security) (the "Capital Securities"). The Capital Securities are transferable on the books and records of the Company, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer as provided in Section 5.4 of the Agreement (as defined below). The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Capital Securities are set forth in, and this certificate and the Capital Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Limited Liability Company Agreement of the Company, dated as of March 1, 1997, as the same may be amended from time to time (the "Agreement"), including the designation of the terms of Capital Securities as set forth therein. The Holder is entitled to the benefits of the Guarantee Agreement entered into by Delphi Financial Group, Inc., a Delaware corporation, and Wilmington Trust Company, as guarantee trustee, dated as of March 1, 1997 (the "Guarantee"), to the extent provided therein. The Company will furnish a copy of the Agreement and the Guarantee to the Holder without charge upon written request to the Company at its principal place of business or registered office.

     Upon receipt of this certificate, the Holder is bound by the Agreement and is entitled to the benefits thereunder.

     IN WITNESS WHEREOF, the Managing Member of the Company has executed this certificate this _____ day of March, 1997.


                                             DELPHI FINANCIAL GROUP, INC.


                                             By: _______________________________
                                                 Name:
                                                 Managing Member

     This certificate evidences the Capital Securities of the Company referred to in the within-mentioned Agreement.

Dated:


                                             _________________________________,
                                                as Authentication Agent


                                             By: _______________________________
                                                Name:
                                                Title:

                                   ASSIGNMENT


     FOR VALUE RECEIVED, the undersigned assigns and transfers this Capital Security to:

     (Insert assignee's social security or tax identification number)

                    (Insert address and zip code of assignee)

     and irrevocably appoints

     agent to transfer this Capital Security Certificate on the books of the Company. The agent may substitute another to act for him or her.

     Date:

     Signature:

     (Sign exactly as your name appears on the other side of this Capital Security Certificate)

     The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.

                                                                       EXHIBIT C







                            LETTER OF REPRESENTATIONS

                                                                       EXHIBIT D



                      THIS CERTIFICATE IS NOT TRANSFERABLE

Certificate Number:                             Number of Common Securities:






                    Certificate Evidencing Common Securities

                                       of

                             DELPHI FUNDING, L.L.C.

                             ___% Common Securities
                 (Liquidation Amount $1,000 per Common Security)

     Delphi Funding, L.L.C., a limited liability company created under the laws of the State of Delaware (the "Company"), hereby certifies that_________________ (the "Holder") is the registered owner of ______ common securities of the Company representing limited liability company interests in the Company and designated the ___% Common Securities (Liquidation Amount $1,000 per Common Security) (the "Common Securities"). In accordance with Section 5.10 of the Agreement (as defined below) the Common Securities are not transferable and any attempted transfer hereof shall be void. The designations, rights, privileges, restrictions, preferences, obligations and other terms and provisions of the Common Securities are set forth in, and this certificate and the Common Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Limited Liability Company Agreement of the Company dated as of March 1, 1997, as the same may be amended from time to time (the "Agreement") including the designation of the terms of the Common Securities as set forth therein. The Company will furnish a copy of the Agreement to the Holder without charge upon written request to the Company at its principal place of business or registered office.

     Upon receipt of this certificate, the Holder is bound by the Agreement and is entitled to the benefits thereunder and by acceptance hereof agrees to the provisions of (i) the Guarantee Agreement entered into by Delphi Financial Group, Inc., a Delaware corporation ("Group"), and Wilmington Trust Company, a Delaware banking corporation ("Wilmington Trust Company"), as guarantee trustee, dated as of March 1, 1997 and (ii) the Indenture entered into by Group and Wilmington Trust Company, as trustee, dated as of March 1, 1997.

     IN WITNESS WHEREOF, the Managing Member of the Company has executed this certificate.


                                             DELPHI FINANCIAL GROUP, INC.


                                             By: _______________________________
                                                   Name:
                                                   Managing Member



                                            D-2